Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Fourth Quarter and 2016 Financial Results

Net revenue and Operating Income reflect double-digit gains in the fourth quarter and solid improvement for the year

CHICAGO –February 27, 2017- Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level executive search, leadership consulting and culture shaping services globally, today announced financial results for its fourth quarter and fiscal year ended December 31, 2016.

(In thousands, except per share amounts)	Three Months Ended December 31,			Twelve Months Ended December 31,
(Unaudited)	2016	2015	% Change	2016	2015	% Change
Net revenue (before reimbursements)	$159,821	$144,520	10.6%	$582,390	$531,139	9.6%
Operating income	7,665	5,285	45.0%	35,233	34,062	3.4%
Diluted net income per common share(1)	$0.03	$0.07		$0.81	$0.92
Adjusted EBITDA(2)	$14,856	$11,355	30.8%	$61,220	$55,835	9.6%

(1)	Diluted EPS on an adjusted basis would have been $0.23 and $1.03 for the 2016 fourth quarter and fiscal year respectively.

In the 2016 fourth quarter, the company’s EPS was impacted by an unusually high effective tax rate, 94.9%. The company repatriated dividends from foreign operations to the United States. This resulted in additional book tax expense which will be offset by utilizing foreign tax credits. The company also recorded several other non-recurring tax items which also contributed to the high effective tax rate. Adjusting for these one-time tax items, the company’s tax rate would have been 54% in the 2016 fourth quarter and 48% in 2016.

“We finished 2016 with solid fourth quarter results that reflect a return on the strategic investments we have made in the business over the last year,” said Tracy Wolstencroft, Heidrick & Struggles President and Chief Executive Officer. “Executive Search net revenue increased 6.3 percent in the fourth quarter, with gains in all three regions. Our Leadership Consulting business has grown increasingly more significant in our portfolio of advisory services as well as to our financial results. Five of our top 10 clients in 2016 utilized Heidrick & Struggles for both Executive Search and Leadership Consulting. Leadership Consulting revenue was $15.6 million in the fourth quarter and the operating margin was 28.3 percent.”

Fourth Quarter 2016 Results

Consolidated net revenue (revenue before reimbursements) increased 10.6 percent, or $15.3 million, to $159.8 million from $144.5 million in the 2015 fourth quarter, and increased $20.3 million or 14.0 percent in constant currency.

Reflecting the growing contribution to the company’s business operations and financial performance, the company started reporting its Leadership Consulting business as a separate segment in the fourth quarter. Prior to the fourth quarter, Executive Search and Leadership Consulting had been reported as one business line. Executive Search is being reported by three regional segments, and the reporting of Culture Shaping remains unchanged.

	Three Months Ended December 31,
(In thousands) (Unaudited)	2016	2015	$ Change	% Change
Revenue:
Executive Search
Americas	$82,805	$80,620	$2,185	2.7%
Europe	29,972	26,433	3,539	13.4%
Asia Pacific	21,892	19,620	2,272	11.6%

Total Executive Search	134,669	126,673	7,996	6.3%
Leadership Consulting	15,603	7,188	8,415	117.1%
Culture Shaping	9,549	10,659	(1,110)	-10.4%

Revenue before reimbursements (net revenue)	159,821	144,520	15,301	10.6%
Reimbursements	4,743	4,776	(33)	-0.7%

Total revenue	$164,564	$149,296	$15,268	10.2%

Executive Search net revenue increased 6.3 percent year over year, or $8.0 million, to $134.7 million from $126.7 million in the 2015 fourth quarter. Excluding the impact of exchange rate fluctuations revenue increased $10.8 million or 8.6 percent. All three regions contributed to fourth quarter year-over-year revenue growth in Executive Search, with Americas up 2.7 percent, Europe up 13.4 percent (25.2 percent on a constant currency basis), and Asia Pacific up 11.6 percent (10.3 percent on a constant currency basis). All industry practice groups contributed to the year-over-year growth except Global Technology & Services. There were 335 Executive Search consultants at year-end compared to 307 at December 31, 2015. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.6 million in the 2016 fourth quarter, the same as in the 2015 fourth quarter. The number of confirmed searches in the 2016 fourth quarter increased 11.3 percent compared to the 2015 fourth quarter and the average revenue per executive search was $126,300 compared to $132,200 in the 2015 fourth quarter.

Leadership Consulting net revenue increased 117 percent, or $8.4 million, to $15.6 million from $7.2 million in the 2015 fourth quarter. Excluding the impact of exchange rate fluctuations which negatively impacted Leadership Consulting revenue by $1.7 million, revenue increased $10.1 million or 140 percent. The year-over-year increase mostly reflects the acquisitions of Co Company in October 2015, Decision Strategies International (DSI) in February 2016 and Philosophy IB in September 2016. There were 22 Leadership Consulting consultants at year-end compared to 27 at December 31, 2015. The reduction reflects a change, effective January 1, 2016, in the definition of a consultant in this segment to Partners only and a subsequent reclassification of several Principal consultants.

Culture Shaping net revenue declined 10.4 percent, or $1.1 million, to $9.5 million from $10.7 million in the 2015 fourth quarter. Excluding the impact of exchange rate fluctuations which negatively impacted Culture Shaping revenue by $0.4 million, revenue declined $0.7 million or 6.2 percent. The decline in revenue reflected lower consulting revenue in the quarter, partially offset by an increase in enterprise agreements. There were 17 Culture Shaping consultants at year-end compared to 12 at December 31, 2015.

Consolidated salaries and employee benefits expense in the 2016 fourth quarter increased 7.3 percent, or $7.6 million, to $112.1 million from $104.5 million in the 2015 fourth quarter. Fixed compensation expense increased $7.0 million, mostly reflecting compensation related to three acquisitions and new hires across all businesses over the last year, and variable compensation expense increased $0.6 million related to higher bonus accruals. The composition of salaries and employee benefits, between fixed and variable expense, reflects investments the company made in 2016 including a large increase in new consultants with higher fixed compensation who have yet to reach full productivity. Salaries and employee benefits expense was 70.1 percent of net revenue for the quarter compared to 72.3 percent in the 2015 fourth quarter.

General and administrative expenses increased 15.4 percent, or $5.3 million, to $40.1 million from $34.8 million in the 2015 fourth quarter. More than half of this increase, or $3.6 million, reflects costs associated with ongoing general and administrative expenses related to the acquisitions of Co Company, DSI, JCA Group and Philosophy IB, including the expense of third-party consultants and contractors to execute work for leadership consulting services. As a percentage of net revenue, general and administrative expenses were 25.1 percent compared to 24.1 percent in the 2015 fourth quarter.

Operating income in the 2016 fourth quarter increased 45.0 percent to $7.7 million and operating margin of 4.8 percent. This compares to operating income of $5.3 million and operating margin of 3.7 percent in the 2015 fourth quarter. Adjusted EBITDA(2) in the 2016 fourth quarter increased 30.8 percent, or $3.5 million, to $14.9 million compared to $11.4 million in the 2015 fourth quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2016 fourth quarter was 9.3 percent compared to 7.9 percent in the 2015 fourth quarter. The improvements in operating income and adjusted EBITDA were driven by the Leadership Consulting segment.

Net income in the 2016 fourth quarter was $0.5 million and diluted earnings per share was $0.03, based on an effective tax rate in the quarter of 94.9 percent. In the fourth quarter, the company repatriated dividends from foreign operations to the United States. This resulted in additional book tax expense which will be offset by utilizing foreign tax credits. The company also recorded several other non-recurring tax items which also contributed to the high effective tax rate. Adjusting for these one-time tax items, the company’s tax rate would have been 54% in the 2016 fourth quarter and the adjusted earnings per share would have been $0.23. In the 2015 fourth quarter, the company reported net income of $1.3 million and diluted earnings per share of $0.07 based on an effective tax rate of 73.6 percent in the quarter.

Net cash provided by operating activities in the 2016 fourth quarter was $73.8 million, compared to $77.6 million in the 2015 fourth quarter. Mostly reflecting the three acquisitions made in 2016, cash and cash equivalents at December 31, 2016 were $165.0 million compared to $190.5 million at December 31, 2015.

Fiscal 2016 Results

For the twelve months ended December 31, 2016 consolidated net revenue increased 9.6 percent, or $51.3 million, to $582.4 million from $531.1 million in 2015 and increased $62.6 million or 11.8 percent in constant currency.

Executive Search net revenue increased 6.6 percent, or $31.6 million, to $507.4 million from $475.8 million in 2015. Excluding the impact of exchange rate fluctuations net revenue increased $39.4 million or 8.3 percent. 2016 revenue growth in Europe of 18.0 percent (approximately 25.3 percent on a constant currency basis) and in Americas of 6.3 percent (approximately 6.7 percent on a constant currency basis) was partially offset by a decline in Asia Pacific of 4.2 percent (approximately 4.1 percent on a constant currency basis). All industry practice groups contributed to the year-over-year growth. The number of confirmed executive searches was 4,310, an increase of 7.1 percent compared to 2015. The average revenue per executive search was $117,700 compared to $118,200 in 2015. Productivity, as measured by annualized Executive Search net revenue per consultant, was $1.6 million in 2016, the same as in 2015.

Leadership consulting net revenue increased 103.8 percent, or $19.8 million, to $38.8 million from $19.0 million in 2015. Excluding the impact of exchange rate fluctuations which negatively impacted Leadership Consulting revenue by $2.7 million, revenue increased $22.5 million or 118 percent. The year-over-year increase mostly reflects the acquisitions of Co Company in October 2015, Decision Strategies International (DSI) in February 2016 and Philosophy IB in September 2016.

Culture Shaping net revenue was essentially unchanged in 2016 at $36.2 million compared to $36.3 million in 2015. Excluding the impact of exchange rate fluctuations which negatively impacted Culture Shaping revenue by $0.9 million, revenue increased $0.8 million or 2.2 percent. A decline in consulting engagements in 2016 was mostly offset by an increase in enterprise agreements.

Operating income in 2016 increased 3.4 percent, or $1.2 million, to $35.2 million, and operating margin (operating income as a percentage of net revenue) was 6.0 percent. This compares to operating income of $34.1 million and operating margin of 6.4 percent in 2015. There were two unusual items that impacted operating income in 2016. Following the acquisitions of Co Company in the 2015 fourth quarter and Decision Strategies International (DSI) in the 2016 first quarter, the company took the opportunity to reposition its Leadership Consulting business for future growth. The integration of these acquisitions with the company’s legacy business and the realignment of resources around its strategic leadership service offering resulted in approximately $2.1 million of non-recurring expenses in the 2016 first quarter, primarily in Europe. Additionally, the company invested $6.7 million in 2016 in new and existing leadership and client service talent for its Culture Shaping business.

Adjusted EBITDA(2) in 2016 increased 9.6 percent, or $5.4 million, to $61.2 million compared to $55.8 million in 2015. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in 2016 was 10.5 percent, the same as in 2015. The year-over-year increase in Adjusted EBITDA largely reflects the increase in net revenue, partially offset by an increase in general and administrative expenses, mostly related to the acquisitions, and an increase in salaries and employee benefits expense.

Net income in 2016 was $15.4 million and diluted earnings per share were $0.81, reflecting an effective tax rate of 59.2 percent. Excluding the repatriation of dividends and other non-recurring discrete tax items in the fourth quarter, the company’s effective tax rate would have been 48 percent in 2016 and adjusted diluted earnings per share was $1.03. Net income in 2015 was $17.1 million and diluted earnings per share were $0.92, reflecting an effective tax rate of 45.7 percent. The effective tax rates in 2016 and 2015 were also higher than the statutory rates because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

2017 Outlook

The company is forecasting first quarter 2017 consolidated net revenue of between $140 million and $150 million. This forecast is based on the average currency rates in December 2016 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Wolstencroft added, “We are pleased with what the firm achieved in 2016, both operationally and financially. We strategically invested in the growth of all three of our businesses through a combination of acquisitions and new hires, while maintaining profitability. Our clients’ need for visionary leadership, differentiating talent and thriving culture truly has never been greater, and Heidrick & Struggles’ brand and impact has never been stronger. We are well positioned to continue our momentum in 2017 on both the top and bottom lines.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its fourth quarter and 2016 results today, February 27, at 4:00 pm Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as a premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time. www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA(2), Adjusted EBITDA margin, Adjusted Net Income(1) and Adjusted Diluted Earnings per Share. (2)Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, goodwill impairment, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. Adjusted Net Income and Adjusted Diluted Earnings per Share refer to net income and diluted earnings per share excluding non-recurring tax items, including one-time charges as a result of changes to the Company’s tax entity structure. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, leadership changes, our ability to attract, integrate, manage and retain qualified executive search consultants and senior leaders; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate; the impact of the U.K. referendum to leave the European Union (Brexit); the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowances on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2015, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed—Vice President, Investor Relations & Real Estate

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Jon Harmon—Vice President, Corporate Communications, Marketing

1 312 496 1593, jharmon@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2016	2015	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$159,821	$144,520	$15,301	10.6%
Reimbursements	4,743	4,776	(33)	-0.7%

Total revenue	164,564	149,296	15,268	10.2%

Operating expenses:
Salaries and employee benefits	112,055	104,471	7,584	7.3%
General and administrative expenses	40,101	34,764	5,337	15.4%
Reimbursed expenses	4,743	4,776	(33)	-0.7%

Total operating expenses	156,899	144,011	12,888	8.9%

Operating income	7,665	5,285	2,380	45.0%

Non-operating income (expense):
Interest, net	72	178
Other, net	1,871	(690)

Net non-operating income (expense)	1,943	(512)

Income before income taxes	9,608	4,773
Provision for income taxes	9,115	3,513

Net income	493	1,260
Other comprehensive loss, net of tax	(5,794)	561

Comprehensive income	(5,301)	$1,821

Basic weighted average common shares outstanding	18,578	18,379
Dilutive common shares	419	381

Diluted weighted average common shares outstanding	18,997	18,760

Basic net income per common share	$0.03	$0.07
Diluted net income per common share	$0.03	$0.07

Salaries and employee benefits as a % of net revenue	70.1%	72.3%
General and administrative expense as a % of net revenue	25.1%	24.1%
Operating income as a % of net revenue	4.8%	3.7%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2016	2015	$ Change	% Change	2016 Margin *	2015 Margin *
Revenue:
Executive Search
Americas	$82,805	$80,620	$2,185	2.7%
Europe	29,972	26,433	3,539	13.4%
Asia Pacific	21,892	19,620	2,272	11.6%

Total Executive Search	134,669	126,673	7,996	6.3%
Leadership Consulting	15,603	7,188	8,415	117.1%
Culture Shaping	9,549	10,659	(1,110)	-10.4%

Revenue before reimbursements (net revenue)	159,821	144,520	15,301	10.6%
Reimbursements	4,743	4,776	(33)	-0.7%

Total revenue	$164,564	$149,296	$15,268	10.2%

Operating income (loss):
Executive Search
Americas	$15,273	$17,676	($2,403)	-13.6%	18.4%	21.9%
Europe	(76)	2,271	(2,347)	-103.3%	-0.3%	8.6%
Asia Pacific	(29)	(1,875)	1,846	-98.5%	-0.1%	-9.6%

Total Executive Search	15,168	18,072	(2,904)	-16.1%	11.3%	14.3%
Leadership Consulting	4,419	(1,992)	6,411	-321.8%	28.3%	-27.7%
Culture Shaping	370	1,965	(1,595)	-81.2%	3.9%	18.4%

Total segments	19,957	18,045	1,912	10.6%	12.5%	12.5%
Global Operations Support	(12,292)	(12,760)	468	3.7%	-7.7%	-8.8%

Operating income	$7,665	$5,285	$2,380	45.0%	4.8%	3.7%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2016	2015	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$582,390	$531,139	$51,251	9.6%
Reimbursements	18,516	17,172	1,344	7.8%

Total revenue	600,906	548,311	52,595	9.6%

Operating expenses:
Salaries and employee benefits	400,070	369,385	30,685	8.3%
General and administrative expenses	147,087	127,692	19,395	15.2%
Reimbursed expenses	18,516	17,172	1,344	7.8%

Total operating expenses	565,673	514,249	51,424	10.0%

Operating income	35,233	34,062	1,171	3.4%

Non-operating income (expense):
Interest, net	244	(122)
Other, net	2,289	(2,386)

Net non-operating income (expense)	2,533	(2,508)

Income before income taxes	37,766	31,554
Provision for income taxes	22,353	14,422

Net income	15,413	17,132
Other comprehensive income (loss), net of tax	(5,937)	(1,964)

Comprehensive income	$9,476	$15,168

Basic weighted average common shares outstanding	18,540	18,334
Dilutive common shares	498	381

Diluted weighted average common shares outstanding	19,038	18,715

Basic net income per common share	$0.83	$0.93
Diluted net income per common share	$0.81	$0.92

Salaries and employee benefits as a % of net revenue	68.7%	69.5%
General and administrative expense as a % of net revenue	25.3%	24.0%
Operating income as a % of net revenue	6.0%	6.4%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Year Ended December 31,
	2016	2015	$ Change	% Change	2016 Margin *	2015 Margin *
Revenue:
Executive Search
Americas	$313,292	$294,606	$18,686	6.3%
Europe	108,754	92,135	16,619	18.0%
Asia Pacific	85,319	89,026	(3,707)	-4.2%

Total Executive Search	507,365	475,767	31,598	6.6%
Leadership Consulting	38,806	19,045	19,761	103.8%
Culture Shaping	36,219	36,327	(108)	-0.3%

Revenue before reimbursements (net revenue)	582,390	531,139	51,251	9.6%
Reimbursements	18,516	17,172	1,344	7.8%

Total revenue	$600,906	$548,311	$52,595	9.6%

Operating income (loss):
Executive Search
Americas	$73,857	$68,043	$5,814	8.5%	23.6%	23.1%
Europe	6,851	3,644	3,207	88.0%	6.3%	4.0%
Asia Pacific	4,799	5,909	(1,110)	-18.8%	5.6%	6.6%

Total Executive Search	85,507	77,596	7,911	10.2%	16.9%	16.3%
Leadership Consulting	(1,495)	(1,847)	352	-19.1%	-3.9%	-9.7%
Culture Shaping	(1,558)	4,913	(6,471)	-131.7%	-4.3%	13.5%

Total segments	82,454	80,662	1,792	2.2%	14.2%	15.2%
Global Operations Support	(47,221)	(46,600)	(621)	-1.3%	-8.1%	-8.8%

Operating income	$35,233	$34,062	$1,171	3.4%	6.0%	6.4%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)
Current assets:
Cash and cash equivalents	$165,011	$190,452
Accounts receivable, net	93,191	76,058
Prepaid expenses	21,602	19,197
Other current assets	13,779	18,447
Income taxes recoverable	4,847	4,809

Total current assets	298,430	308,963

Non-current assets:
Property and equipment, net	35,099	36,498
Assets designated for retirement and pension plans	15,698	16,857
Investments	17,346	14,145
Other non-current assets	9,322	11,115
Goodwill	151,844	131,122
Other intangible assets, net	20,690	18,687
Deferred income taxes	33,073	35,331

Total non-current assets	283,072	263,755

Total assets	$581,502	$572,718

Current liabilities:
Accounts payable	$7,952	$6,150
Accrued salaries and employee benefits	155,523	158,875
Deferred revenue, net	28,367	29,724
Other current liabilities	24,133	31,239
Income taxes payable	4,617	3,442

Total current liabilities	220,592	229,430

Non-current liabilities:
Accrued salaries and employee benefits	34,993	32,690
Retirement and pension plans	39,039	35,949
Other non-current liabilities	28,288	19,847

Total non-current liabilities	102,320	88,486

Stockholders' equity	258,590	254,802

Total liabilities and stockholders’ equity	$581,502	$572,718

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows—operating activities:
Net income	$15,413	$17,132
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,433	13,696
Deferred income taxes	2,394	(1,166)
Stock-based compensation expense	6,393	5,066
Accretion expense related to earnout payments	635	1,294
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(14,425)	(8,714)
Accounts payable	941	810
Accrued expenses	(909)	37,207
Deferred revenue	(1,672)	(236)
Income taxes payable, net	1,184	(3,257)
Retirement and pension assets and liabilities	4,215	(1,142)
Prepaid expenses	(2,330)	(4,388)
Other assets and liabilities, net	(3,449)	1,281

Net cash provided by operating activities	24,823	57,583

Cash flows—investing activities:
Restricted cash	7,228	—
Acquisition of business	(27,722)	(10,312)
Capital expenditures	(5,351)	(16,427)
Purchases of available for sale investments	(2,475)	(1,526)
Proceeds from sale of available for sale investments	535	758

Net cash used in investing activities	(27,785)	(27,507)

Cash flows—financing activities:
Debt repayment	—	(29,500)
Debt issuance costs	—	(473)
Cash dividends paid	(9,955)	(9,991)
Payment of employee tax withholdings on equity transactions	(2,676)	(878)
Acquisition earnout payments	(7,461)	(5,496)

Net cash used in financing activities	(20,092)	(46,338)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,387)	(4,638)

Net decrease in cash and cash equivalents	(25,441)	(20,900)
Cash and cash equivalents at beginning of period	190,452	211,352

Cash and cash equivalents at end of period	$165,011	$190,452

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2016	2015
Cash flows—operating activities:
Net income	$493	$1,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,757	3,713
Deferred income taxes	4,125	(1,013)
Stock-based compensation expense	1,338	1,382
Accretion expense related to earnout payments	437	433
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	18,842	31,868
Accounts payable	(1,329)	2,121
Accrued expenses	46,221	42,568
Deferred revenue	(2,970)	(4,157)
Income taxes payable, net	1,260	(156)
Retirement and pension assets and liabilities	1,206	(1,211)
Prepaid expenses	1,898	(3,334)
Other assets and liabilities, net	(2,441)	4,149

Net cash provided by operating activities	73,837	77,623

Cash flows—investing activities:
Acquisition of businesses	—	(10,312)
Capital expenditures	(3,172)	(2,530)
Purchases of available for sale investments	(114)	(124)
Proceeds from sale of available for sale investments	25	128

Net cash used in investing activities	(3,261)	(12,838)

Cash flows—financing activities:
Debt issuance costs	—	(51)
Cash dividends paid	(2,513)	(2,495)

Net cash used in financing activities	(2,513)	(2,546)

Effect of exchange rate fluctuations on cash and cash equivalents	(3,027)	(747)

Net increase in cash and cash equivalents	65,036	61,492
Cash and cash equivalents at beginning of period	99,975	128,960

Cash and cash equivalents at end of period	$165,011	$190,452

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue before reimbursements (net revenue)	$159,821	$144,520	$582,390	$531,139

Net income	493	1,260	15,413	17,132
Interest, net	(72)	(178)	(244)	122
Other, net	(1,871)	690	(2,289)	2,386
Provision for income taxes	9,115	3,513	22,353	14,422

Operating income	7,665	5,285	35,233	34,062

Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,339	1,382	5,831	4,616
Senn Delaney retention awards	617	542	3,047	2,167
General and administrative expenses
Depreciation	2,363	2,303	9,368	8,788
Intangible amortization	2,435	1,410	7,106	4,908
Earnout accretion	437	433	635	1,294

Total adjustments	7,191	6,070	25,987	21,773

Adjusted EBITDA	$14,856	$11,355	$61,220	$55,835

Adjusted EBITDA Margin	9.3%	7.9%	10.5%	10.5%